UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2005

SIERRA HEALTH SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-8865	88-0200415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2724 North Tenaya Way
Las Vegas, Nevada    89128
(Address of principal executive offices including zip code)

(702) 242-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective June 24, 2005, pursuant to Section 2.13 of the Credit Agreement dated March 3, 2003, as amended, Sierra Health Services, Inc., has elected to increase the aggregate commitments of its revolving credit facility from $100.0 million to $140.0 million. Wells Fargo Bank, N.A. and The Bank of New York are now parties to the Credit Agreement. The credit facility is available for general corporate purposes. There are no immediate plans to make a significant borrowing on the credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA HEALTH SERVICES, INC.

(Registrant)

Date: June 27, 2005

/S/ PAUL H. PALMER

Paul H. Palmer
Senior Vice President Chief Financial Officer and Treasurer (Chief Accounting Officer)